UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           May 7, 2008
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On May 7, 2008, the shareholders of Laboratory Corporation of America Holdings (the “Company”) approved the Laboratory Corporation of America Holdings 2008 Stock Incentive Plan (the “2008 Incentive Plan”) at the Company’s annual meeting of shareholders (the “Annual Meeting”). A description of the 2008 Incentive Plan is set forth in the Company’s proxy statement, dated March 25, 2008, for the Annual Meeting (the “Proxy Statement”), in the section entitled “Proposal Three: Approval of the 2008 Stock Incentive Plan,” which is incorporated in this report by reference. This description is qualified in its entirety by reference to the copy of the 2008 Incentive Plan that is attached to the Proxy Statement as Annex III, which is incorporated in this report by reference. On May 7, 2008, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) adopted an amendment to the 2008 Incentive Plan to clarify provisions regarding the termination of options in connection with an optionee’s termination of employment. A copy of the amendment to the 2008 Incentive Plan is attached to this report as Exhibit 10.2 and is incorporated in this report by reference.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.      Exhibit Title

Exhibit 10.1      Laboratory Corporation of America Holdings 2008 Stock Incentive Plan (incorporated by reference to Annex III of the Company’s Definitive Proxy Statement on Schedule 14A for the
                       Company’s 2008 Annual Meeting of Stockholder dated March 25, 2008, File No. 001-11353)

Exhibit 10.2      Amendment to the Laboratory Corporation of America Holdings 2008 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: May 7, 2008	By:	/s/Bradford T. Smith
Bradford T. Smith, Executive Vice President and Secretary